UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 24, 2012

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 24, 2012, upon the completion of the initial public offering (“IPO”) of shares of common stock of Five Below, Inc. (the “Company”), the Company filed the Amended and Restated Articles of Incorporation of Five Below, Inc. (the “Post-IPO Charter”) which amended and restated the Company’s articles of incorporation in its entirety. As described in the final prospectus of the Company dated July 18, 2012, the changes to the articles of incorporation effected by the Post-IPO Charter are: (i) the setting of the authorized capitalization of the Company of 120 million shares of common stock and 5 million shares of preferred stock and (ii) the addition of provisions relating to the classification of the board of directors. The Post-IPO Charter was approved by the board of directors of the Company on June 12, 2012 and by the shareholders of the Company. The Post-IPO Charter became effective upon filing with the Department of State of the Commonwealth of Pennsylvania on July 24, 2012.

On June 12, 2012, the board of directors of the Company approved the amendment and restatement of the existing bylaws of the Company in their entirety to be effective upon completion of the IPO (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were also approved by the shareholders. As described in the final prospectus of the Company dated July 18, 2012, the Amended and Restated Bylaws revised the bylaws to: (i) explicitly permit electronic communications in the context of voting, meetings, and notices; (ii) include a classified board provision; (iii) remove the provision permitting shareholders to act by written consent; and (iv) outline procedures for nominating persons to the board and filling any vacancy occurring in the board. The Amended and Restated Bylaws became effective on July 24, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of Five Below, Inc., effective July 24, 2012 (incorporated by referenced to Exhibit 3.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-180780) as filed on June 12, 2012)

3.2	Amended and Restated Bylaws of Five Below, Inc., effective July 24, 2012 (incorporated by referenced to Exhibit 3.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-180780) as filed on June 12, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2012	By:	/s/ David Schlessinger
Name: David Schlessinger
Title: Executive Chairman